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                                                                      EXHIBIT 11

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

            COMPUTATION OF PRIMARY AND DILUTED EARNINGS PER SHARE
                     (In thousands, except per share data)

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
                                                            Three months ended
                                                                 March 31,
                                                            --------------------
                                                             2000         1999
                                                            -------      -------
Net earnings, basic basis ............................      $ 1,869      $19,767
Plus: Impact of assumed conversion of the LYONs,
  net of applicable income taxes .....................           --          263
                                                            -------      -------
Net earnings, diluted basis ..........................      $ 1,869      $20,030
                                                            =======      =======

Weighted average shares outstanding during the period,
  basic basis ........................................       32,526       30,767
Plus: Common stock equivalent shares assumed from
        conversion of options ........................        1,428        1,223
      Common stock equivalent shares assumed from
        conversion of LYONs ..........................           --        1,433
                                                            -------      -------

Weighted average shares outstanding during the period,
  diluted basis ......................................       33,954       33,423
                                                            =======      =======
Basic net earnings per share .........................      $   .06      $   .64
                                                            =======      =======
Diluted net earnings per share .......................      $   .06      $   .60
                                                            =======      =======
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